UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 27, 2013

MERITAGE HOMES CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-9977	86-0611231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 515-8100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On February 27, 2013, we announced in a press release our intention to offer, subject to market and other conditions, $150 million aggregate principal amount of Senior Unsecured Notes due 2018 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of this press release is attached as Exhibit 99.1.

On February 27, 2013, we also announced in a press release the commencement of a cash tender offer to purchase the entire $99,825,000 outstanding principal amount of our 7.731% Senior Subordinated Notes due 2017 and solicitation of consents from the holders of such notes to certain amendments to the indentures governing the notes. A copy of this press release is attached as Exhibit 99.2.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Press Release dated February 27, 2013, announcing private offering of Senior Unsecured Notes due 2018

99.2	Press Release dated February 27, 2013, announcing commencement of cash tender offer for any and all of our outstanding 7.731% Senior Subordinated Notes due 2017 and related consent solicitation to proposed amendments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2013

MERITAGE HOMES CORPORATION

/s/ Larry W. Seay
By:	Larry W. Seay
Executive Vice President and Chief Financial Officer

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